CYBER HORNET TRUST 485BPOS

Exhibit 99.(e)(4)

FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of December 27, 2023, by and between CYBER HORNET Trust (formerly, ONEFUND Trust) and Foreside Fund Services, LLC (together, the “Parties”) is effective as of December 11, 2025.

WHEREAS, the Parties wish to amend the Agreement to reflect the updated name of the Trust; and

WHEREAS, the Parties desire to amend the Agreement to reflect the updated address of the Distributor; and,

WHEREAS, the Parties wish to amend Exhibit A of the Agreement to reflect an updated Funds list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2. All references in the Agreement to the Trust name as ONEFUND Trust are hereby deleted in their entirety and replaced by Cyber Hornet Trust.

3. All references in the Agreement to the Distributor’s address as Three Canal Plaza, Suite 100, Portland, ME are hereby deleted in their entirety and replaced by 190 Middle Street, Suite 301, Portland, ME 04101.

4. Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

5. Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

6. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

CYBER HORNET TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Michael Willis	By:	/s/ Teresa Cowan
Name:	Michael Willis	Name:	Teresa Cowan
Title:	President	Title:	President
Date:	12/11/2025	Date:	12/11/2025

EXHIBIT A

Cyber Hornet S&P 500® and Bitcoin 75/25 Strategy ETF (formerly referred to as ONEFUND S&P 500® and Bitcoin 75/25 Strategy ETF)

Cyber Hornet S&P 500® and Ethereum 75/25 Strategy ETF

Cyber Hornet S&P 500® and Solana 75/25 Strategy ETF

Cyber Hornet S&P 500® and XRP 75/25 Strategy ETF

Cyber Hornet S&P 500® and Crypto Top 10 Strategy ETF